Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS



      We consent to the incorporation by reference in the Registration Statements of Reliability Incorporated (Forms S-8 No. 33-47803 pertaining to the Employee Stock Savings Plan and No. 333-26659 pertaining to the 1997 Stock Option Plan) of our report dated January 29, 1999, with respect to the combined financial statements of the Texas and Singapore operations of Basic Engineering Services and Technology Labs, Inc. as of and for the ten months ended October 31, 1998 included in this Current Report of Form 8-K/A dated February 11, 1999, filed with the Securities and Exchange Commission.



                                    /s/  Ernst & Young LLP

                                    Ernst & Young LLP



February 9, 1999
Houston, Texas






























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